EXHIBIT 23.1

MALCOLM L. POLLARD, INC
4845 W. LAKE ROAD, # 119
ERIE, PA 16505

(814)838-8258           FAX (814)838-8452

April 23, 2012

To the Board of Directors

Global Entertainment Holdings, Inc.

We  hereby consent to the incorporation of our opinion dated April 14, 2011 and April 23, 2012  covering the years ending December 31, 2010 and December 31, 2009  in the Form 10K of Global Entertainment Holdings, Inc. for the year ended December 31, 2011.

Very truly yours,

Malcolm L. Pollard, Inc.
Malcolm L Pollard, CPA